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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

Name                                              Jurisdiction
----                                              ------------

Rutherford-Moran Exploration Company              Delaware

Thai Romo Limited                                 Kingdom of Thailand

Thai Romo Holdings, Inc.                          Delaware

Thai-Tex Insurance Company, Inc.                  Hawaii